Exhibit 99.1
Energy Vault Holdings Secures Additional $50 Million to Support Energy Storage Growth Projects

Working capital facility is in addition to the previously announced $300 million preferred equity investment for “Asset Vault”, enabling flexibility to address growth in demand for energy storage and AI data center buildouts

WESTLAKE VILLAGE – September 26, 2025 – Energy Vault Holdings Inc. (NYSE: NRGV) ("Energy Vault" or the “Company”), a leader in sustainable, grid-scale energy storage solutions, today announced it has entered into a definitive funding agreement with YA II PN, Ltd. for up to $50 million in corporate debenture financing. This facility provides additional financial flexibility at the holding company level and will support Energy Vault’s continued growth in energy storage project development and execution.

“This new facility provides Energy Vault with the working capital resources to continue scaling our business and delivering on our growth projects without constraint,” said Michael Beer, Chief Financial Officer of Energy Vault. “Importantly, this cash is in addition to the preferred equity we previously announced in support of owning and operating energy assets – ensuring incremental liquidity for Energy Vault Holdings as we expand our third-party project pipeline.”

This funding agreement is separate from and in addition to the recently announced $300 million preferred equity investment with a leading infrastructure investor which is pending final closure as previously announced. Upon final closing, Asset Vault will be formed as a fully consolidated subsidiary to house Energy Vault’s storage assets that it will own and operate. These assets will be supported by long-term offtake agreements that ensure project monetization and underpin Energy Vault's independent power producer (IPP) strategy, creating recurring revenue streams and high margin, contracted cash flows.

This growing portfolio of owned and operated energy storage projects include operational facilities in Texas and California, the recently acquired 1 GWh Stoney Creek project in Australia, and a robust pipeline of approximately 3GW of battery energy storage systems across the U.S., Europe, and Australia.

About Energy Vault
Energy Vault® develops, deploys and operates utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary battery, gravity and green hydrogen energy storage technologies supporting a variety of customer use cases delivering safe and reliable energy system dispatching and optimization. Each storage solution is supported by the Company’s technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short, long and multi-day/ultra-long duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Since 2024, Energy Vault has executed an “Own & Operate” asset management strategy developed to generate predictable, recurring and high margin tolling revenue streams, positioning the Company for continued growth in the rapidly evolving energy storage asset infrastructure market. Please visit www.energyvault.com for more information.

Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the failure to execute definitive agreements or close previously contracted tax credit transfers, changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the quickly changing international tariffs applicable to our imports and exports; the uncertainly of our awards, bookings and backlogs and developed pipeline equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding orders or sales; the timing of permits; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31 2025, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

Energy Vault
Media
media@energyvault.com

Investors
energyvaultIR@icrinc.com

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